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Exhibit 3.53

ARTICLES OF INCORPORATION

OF

GranCare Diagnostics, Inc.

I.

        The name of the corporation is GranCare Diagnostics, Inc.

II.

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporate Code.

III.

        The name and address in the State of California of the corporation's initial agent for service of process is:

    Evrett W. Benton
    300 Corporate Pointe, Suite 400
    Culver City, California 90230

IV.

        The corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is Ten Thousand (10,000).

DATED: October 21, 1993

SUZANNE M. FORMAN Suzanne M. Forman, Incorporator

        I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

SUZANNE M. FORMAN Suzanne M. Forman

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

OF

GRANCARE DIAGNOSTICS, INC.,
a California corporation

        M. Scott Athans and Evrett W. Benton certify that:

          1.     They are the duly elected President and Secretary, respectively, of GranCare Diagnostics, Inc., a California corporation.

          2.     Article I of the Articles of Incorporation is amended to read as follows:

ARTICLE I

        The name of this corporation is CompuPharm Diagnostics, Inc.

          3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902 of the Corporations Code.

          4.     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders pursuant to Section 902 of the Corporations Code. The corporation has only one class of shares. The total number of outstanding shares entitled to vote with respect to the foregoing Amendment was One Hundred (100) shares. The number of shares voting in favor of the Amendment exceeded the vote required in that the affirmative vote of a majority of the outstanding shares was required for the approval of the Amendment and the Amendment was approved by the affirmative vote of 100% of the outstanding voting shares.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: May 25, 1994	M. SCOTT ATHANS M. SCOTT ATHANS, President
EVRETT W. BENTON EVRETT W. BENTON, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

COMPUPHARM DIAGNOSTICS, INC.

******

        EVRETT W. BENTON and M. HENRY DAY, JR. hereby certify that:

          1.     That they are the Vice President and the Assistant Secretary, respectively, of COMPUPHARM DIAGNOSTICS, INC., a California corporation.

          2.     Article I of the Articles of Incorporation of this corporation is amended to read as follows:

      "The name of this corporation is: CompuPharm of Northern California, Inc."

          3.     The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

          4.     The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: September 26, 1995

EVRETT W. BENTON Evrett W. Benton, Vice President
M. HENRY DAY, JR. M. Henry Day, Jr. Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

        The undersigned certify that:

          1.     They are the Vice President and the Corporate Secretary, respectively, of CompuPharm of Northern California, Inc., a California corporation.

          2.     Article One of the Articles of Incorporation of this corporation is amended as follows:

      "The name of the Corporation is NeighborCare of Northern California, Inc."

          3.     The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

          4.     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct to our own knowledge.

Date: November 24, 1998

/s/ JAMES V. MCKEON James V. McKeon, Vice President, Corporate Controller and Assistant Corporate Secretary
/s/ IRA C. GUBERNICK Ira C. Gubernick, Vice President, Office of the Chairman and Corporate Secretary

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  Exhibit 3.53
ARTICLES OF INCORPORATION OF GranCare Diagnostics, Inc.
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GRANCARE DIAGNOSTICS, INC., a California corporation
ARTICLE I
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF COMPUPHARM DIAGNOSTICS, INC.
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION